EXHIBIT 99.3


                           CHINA WI-MAX COMMUNICATIONS

                   ENGLISH TRANSLATION OF BUSINESS LICENSE OF
                GAO DA YANG GUANG COMMUNICATION TECHNOLOGY LTD.


                           CORPORATE BUSINESS LICENSE
                                  (Copy) (1-1)

                        Registration No. 110108010380214

Name: Beijing Gao Da Yang Guang Communication Technology Ltd.
Address: 9 West Forth Ring Rd, Room 2106T2, HaiDian District, Beijing

NAME OF LEGAL REPRESENTATIVE: Zheng Wang

REGISTERED CAPITAL: 1M RMB

PAID-UP CAPITAL: 1M RMB

TYPE OF COMPANY: A limited liability company (natural, solely)

BUSINESS SCOPE:

Can not operate: in a business banned by law or by administrative regulations, or banned by the decisions of the State Council;

Before operating a business which is approved by law, administrative regulations or decision of the State Council, it has to be authorized by an approving authority and registered at one of the industrial and commercial administrative organization;

The company can choose its own business projects which are compliant in the provisions permitted by law, administrative regulations, and the decision of the State Council.

DATE ESTABLISHED: Aug. 1, 2007

BUSINESS DURATION: From Aug.1 2007 to Jul.31, 2027


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                                      NOTES

1. "Corporate business license" is a corporate qualification for legitimate business documents.

2. "Corporate business licenses" is divided into an original and a copy, the original and copy have the same legal function.

3. "Corporate business licenses" original should be placed prominently in the place of business..

4. "Corporate business licenses" shall not be forged, altered, leased, lent or transferred.

5. When registration items change, the company should apply the change to the registration organization and renew the "corporate business licenses".

6. Each year from March 1 to June 30, the company must participate in an annual inspection.

7. If the "Corporate business licenses" is canceled, the company can not carry out the liquidation of unrelated business activities.

8. To cancel the registration, the company should return the original and copy of the "Corporate business licenses" bureau.

9. If the "Corporate business license" is lost or destroyed, the company should state the license to be void in the company registration office and a designated newspaper company and apply for a replacement.


                            ANNUAL INSPECTION RESULT
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                                 AUGUST 1st 2007

Seal:  The Beijing  Municipal  Administration  of Industry and Commerce  Haidian
Branch